                              EXHIBIT 4.7

           OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT
           FOR WARRANTS EXERCISABLE FOR COMMON SHARES

     This Offshore Securities Subscription Agreement (the "Agreement") is executed in reliance upon the transaction exemption afforded by Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act'), as promulgated by the Securities and Exchange Commission (the "SEC").

     This Agreement has been executed by the undersigned in connection with the issuance of warrants ("Warrants") exercisable into shares of common stock ("Common Stock") of

               CURTIS MATHES HOLDING CORPORATION
     = = = = = = = = = = = = = = = = = = = = = = = = = = =
                       10911 Petal Street
                      Dallas, Texas 75238

National  Association of Securities Automated Quotation  System  Symbol
("CRTM"), a corporation organized under the laws of Texas, United States of America (the "Issuer").

     The shares of Common Stock of Issuer subscribed for hereunder are sometimes referred to herein as the "Shares." Capitalized terms as used herein shall have the meanings assigned thereto.

The undersigned:

NAME:     ___________________

ADDRESS:  __________________

a non "U.S. person" (the "Subscriber"),

hereby represents and warrants to, and agrees with, the Issuer as follows:

1.   The Offering.

     a. The Shares. The undersigned hereby subscribes for Warrants exercisable, in whole or in part, into ____________ shares of Common Stock at the aggregate subscription price of $1.25 per Share payable in United States Dollars, representing a total consideration of $____________________ (the "Subscription Proceeds").

     b. Form of Payment. Subscriber shall pay the Subscription Proceeds due upon exercise of the Warrants by delivering good funds by wire transfer in United States Dollars on or before March 31, 1997 into the escrow account as follows:

                            (Escrow Agent)

      Acct. No.:________________ (the "Offering Escrow Account")

2.    Subscriber  Representations; Access to  Information;  Independent
Investigation.

     a. Offshore Transaction. Subscriber represents and warrants to Issuer as follows:

          (i) Neither Subscriber nor any person or entity for whom Subscriber is acting as fiduciary is a U. S. person. A U.S. person means any one of the following:

               (1) any natural person resident in the United States of America;

               (2)    any  partnership  or  corporation  organized   or
               incorporated under the laws of the United States;

               (3) any estate of which any executor or administrator is a U. S. person;

               (4)  any trust of which any trustee is a U.S. person;

               (5) any agency or branch of a foreign entity located in the United States;

               (6) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

               (7) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and

               (8)  any partnership or corporation if:

                    (A) organized or incorporated under the laws of any foreign jurisdiction; and

                    (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities
                    Act) who are not natural persons, estates or trusts.

               (ii) At the time the buy order was originated, Subscriber was outside the United States and is outside of the United States as of the date of the execution and delivery of this Agreement. No offer to purchase Shares was made in the United States.

               (iii) Subscriber is purchasing the Shares for its own account or for the account of beneficiaries for whom Subscriber has full investment discretion with respect to the Shares and whom Subscriber has full authority to bind so that each such beneficiary is bound hereby as if such beneficiary were a direct Subscriber hereunder and all representations, warranties and agreements herein were made directly by such beneficiary. Subscriber is not purchasing the Shares on behalf of any U.S. person and the sale has not been prearranged with a purchaser in the United States.

               (iv) Each distributor participating in the offering of the Shares, if any, has agreed in writing that all offers and sales of the Shares prior to the expiration of a period commencing on the date of the Closing of the purchase and sale of the Shares subscribed for hereunder and ending 40 days thereafter shall only be made (A) in compliance with the safe harbor contained in Regulation S; (B) pursuant to registration of the Shares under the Securities Act; or (C) pursuant to an exemption from registration.

               (v) Subscriber represents, warrants and hereby agrees that all offers and sales of the Shares shall only be made (A) in compliance with the safe harbor contained in Regulation S; (B) pursuant to a registration of securities under the Securities Act; or (C) pursuant to an exemption from such registration.

               (vi) The Offering Documents (as defined herein) received by Subscriber include statements to the effect that the Shares have not been registered under the Securities Act and may not be offered or sold in the United States, to U.S. persons or for the account or benefit of a U.S. person (other than distributors as defined in Regulation S) unless the Shares are registered under the Securities Act or an exemption from the registration requirements is available.

               (vii) Subscriber acknowledges that the purchase of the Shares involves a high degree of risk and acknowledges further that it can bear the economic risk of the purchase of such Shares, including the total loss of its investment. Subscriber acknowledges that it has obtained the advice of competent legal counsel in its domicile jurisdiction that it is qualified under the laws of its domicile to purchase the Shares and that the offer and sale of such Shares will not violate the laws of its domicile jurisdiction.

               (viii) Subscriber understands that the Shares are being offered and sold to it in reliance on a specific exemption from the registration requirements of federal and state securities laws and that Issuer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Subscriber set forth herein to determine the applicability of such exemptions and the suitability of Subscriber to acquire the Shares.

               (ix) Subscriber is sufficiently experienced in financial and business matters as to be capable of evaluating the merits and risks of its investments and to make an informed decision relating thereto.

               (x) In evaluating its investment, Subscriber has consulted its own investment and/or legal and/or tax advisors.

               (xi) Subscriber understands that, in he view of the SEC, the statutory basis for the exemption claimed for this transaction would not be present if the offering of the Shares, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provision of the Securities Act. Subscriber is acquiring the Shares for investment proposes and has no present intention to sell such Shares in the United States, to a U.S. person or for the account or benefit of a U.S. person. Subscriber hereby confirms that the purpose of including the Subscriber Representation Letter (Appendix "A" hereto) to facilitate the transfer of the certificates representing the Shares into street name is to enable Subscriber to comply with the requirements of certain offshore portfolio management regulations and the security requirements of offshore lenders for margin loans.

               (xii) Subscriber is not an underwriter of, or dealer in, the Shares. Subscriber is not participating, pursuant to a contractual agreement, in the distribution of the Shares.

               (xiii) Subscriber represents and warrants that neither it nor any of its affiliates will directly or indirectly maintain any short position in Shares of Issuer during the forty day (40) transaction restriction period.

     If Subscriber is purchasing the Shares subscribed for hereby in representative or fiduciary capacity, the representations and warranties in this Agreement shall be deemed to have been made on behalf of the person or persons for whom Subscriber is so purchasing.

     The foregoing representations and warranties are true and accurate as of the date hereof, shall be true and accurate as of the date of the acceptance by Issuer of Subscriber's subscription and shall survive thereafter. If Subscriber has knowledge, prior to the acceptance of this Agreement by Issuer, that any such representation and warranty shall not be true and accurate in any respect then Subscriber, prior to such acceptance, will give written notice of such fact to Issuer specifying which representation and warranty is not true and accurate and the reasons therefor.

     b. Current Public Information. Subscriber acknowledges that he, she or it has been furnished with or has acquired copies of Issuer's most recent Annual Report on Form 10-K and any form 10-Q filed thereafter (collectively, the "SEC Filings") and other publicly available documents, together with attachments thereto, as same may be supplemented (together with the SEC Filings, the "Offering Documents"). Subscriber has reviewed the Offering Documents.

     c. Independent Investigation: Access. Subscriber acknowledges that, in making the decision to purchase the Shares subscribed for, Subscriber has relied upon independent investigations made by it and its purchase representatives, if any, and Subscriber and such representatives, if any, have, prior to any sale to Subscriber, been given access and the opportunity to examine all material books and records of the Issuer, all material contracts and documents relating to this offering of Shares and an opportunity to ask questions of, and to receive answers from, Issuer or any person acting on its behalf concerning the terms and conditions of this offering of Shares. Subscriber and its advisors, if any, have been furnished with access to all publicly available materials relating to the business, finances and operation of the Issuer and materials relating to the offer and sale of the Shares which have been requested. Subscriber and its advisors, if any, have received complete satisfactory answers to any such inquiries.

     d. No Government Recommendation or Approval. Subscriber understands that no federal or state agency has made or will make any finding or determination relating to the fairness for public investment in the Shares or has passed or made, or will pass on or make, any recommendation or endorsement of the Shares.

     e.     Entity   Purchases.   If  Subscriber  is   a   partnership,
     corporation or trust, the person executing this Agreement on its behalf represents and warrants that:

          (i) He or she has made due inquiry to determine the truthfulness of the representations and warranties made pursuant to this Agreement.

          (ii) He or she is duly authorized (if the undersigned is a trust, by the trust agreement) to make this investment and to enter into and execute this Agreement on behalf of such entity.

3.   Issuer Representations.

Issuer represents and warrants to the Subscriber as follows:

     a. Reporting Company Status. Issuer is a reporting issuer as defined by Rule 902 of Regulations S. Issuer is in full compliance with all reporting obligations under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

     b. Offshore Transaction. Issuer has not offered these Shares to any person in the United States or to any U.S. person or for the account or benefit of any U.S. person. At the time the buy order was originated, Issuer and/or its agent reasonably believed that Subscriber was outside of the United States and was not a U.S. person. Issuer and/or its agent reasonably believe that the transaction has not been prearranged with a Subscriber in the United States.

     c. No Directed Selling Efforts. In regard to this transaction, Issuer has not conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S nor has Issuer conducted any general solicitation relating to the offer and sale of the within securities to U.S. persons residing within the United States or elsewhere.

     d. The Shares. The Shares, when issued and delivered, will be duly and validly authorized and issued, fully paid and non-assessable and will not subject the holders thereof to any liability solely by reason of being such holders.

     e. Subscription Agreement. This Agreement, when acknowledged by the signature of an officer of Issuer, has been duly authorized, validly executed and delivered on behalf of Issuer and is a valid and binding agreement in accordance with its terms.

     f.    Non-contravention.   Except as otherwise  disclosed  by  the
     Issuer,  the  execution  and  delivery  of  this  Agreement,   the
     consummation of the issuance of the Shares and the transactions contemplated hereunder do not and will not conflict with or result in a breach by Issuer of any of the terms or provisions of, or constitute a default under, the certificate of incorporation or by-laws of Issuer (or any equivalent documents thereto) or any indenture, mortgage, deed of trust or other material agreement or instrument to which Issuer is a party or by which it or any of its properties or assets are bound or any existing applicable law, rule or regulation or any applicable decrees, judgments or orders of any court, federal or state regulatory body, administrative agency or other governmental body having jurisdictions over Issuer or any of its properties or assets.

     g. Securities Law Compliance. With respect to the Company's actions, the offer and the sale of Shares shall conform in all respects with the requirements of Regulation S and with the requirements of all other published rules and regulations of the SEC currently in effect relating to "private offerings" to non-residents of the United States of the type contemplated herein. Neither the offer, sale of delivery of the Shares in conformity with the terms hereof will violate Section 5 of the Securities Act, as presently in effect.

4. Expiration of Restricted Period. The transaction restriction in connection with this offshore offer and sale restricts the Subscriber from offering and selling to U.S. persons or for the account or benefit of a U.S. person for a forty (40) day period. Rule 903(c)(2) governs the forty (40) day transaction restriction. In the event that multiple subscriptions are accepted by Issuer, each separate subscription agreement shall be deemed to be a separate offering under Regulation S and the forty (40) day restriction period shall begin for each transaction separately on the date payment is made to Issuer for that specific transaction. Title to the Shares may be transferred by Subscriber to other non-United States persons or entities in accordance with Regulation S.

5. Exemption: Reliance on Representation. Subscriber understands that the offer and sale of the Shares is not being registered under the Securities Act. Issuer is relying on the rules governing offers and sales made outside the United States pursuant to Regulation S. Rules 901 though 903 of Regulation S govern this transaction.

6.   Transfer Agent Instructions.

     a. Legends on Certificates. The transaction restriction in connection with this offshore offer and sale restricts Subscriber from offering and selling to U.S. persons, or for the account or benefit of a U.S. person, for a forty (40) day period. The rules do not require the placement of such a restrictive legend on the share certificate and the transfer agent is hereby instructed to see that such legend is attached to the share certificate by means of stapling. Such legend shall be in the precise form of Appendix "B" hereto. Rule 903(c)(2) governs the forty day transaction restriction.

     b. Subscriber Representation Letter. Issuer agrees to accept a Subscriber Representation Letter from the Subscriber, or assigns, in form of Appendix "A" hereto as sole and sufficient evidence that Subscriber, or assigns, has complied with applicable securities laws and upon receipt of such a letter shall promptly instruct its transfer agent to transfer the Shares into "Street Name", if so requested by Subscriber, as expeditiously as practical after receipt of the certificates and the Subscriber Representation Letter; provided, Issuer shall not be required to deliver such instructions if it knows, or reasonably believes, any of the representations made in the Subscriber Representation Letter are false.

7. Transfer Agent Instructions. Issuer's transfer agent will be instructed to issue one or more share certificates representing Shares in the names of qualified purchasers to be specified prior to Closing. All of the Shares so issued by the transfer agent will be issued pursuant to Regulation S. Issuer warrants further that no instructions have been given to the transfer agent and that these Shares shall be freely transferable on the books and records of Issuer subject to compliance with applicable securities laws and the terms of this Agreement.

8. Closing Date and Escrow Agent. The date of the issuance of the Shares in the name of Subscriber (the "Closing") shall be the date upon which Subscriber exercises the Warrants, or such mutually agreed date thereafter as the parties shall determine. Closing shall be effectuated following delivery of funds to ____________ as escrow agent (the "Escrow Agent"), to the account designated in Section 1c hereof. Subscriber instructs the Escrow Agent and gives the Escrow Agent its good and sufficient authority to release funds from the Offering Escrow Account to Issuer and all other necessary parties including, without limitation, the payment of all placement agent fees and commissions, facilitation fees in connection with the purchase of Shares and expenses of the offering of Shares contemplated by the Offering Documents. Subscriber agrees that the Escrow Agent, in its capacity as

Escrow Agent, has no liability as a result of any fraudulent or unlawful conduct of any other party and agrees to hold the Escrow Agent harmless.

9. Conditions to Issuer's Obligation to Sell. Issuer reserves the right, in its complete discretion, to reject this Agreement prior to execution by Issuer. Subscriber understands that Issuer's obligation to sell the Shares subscribed for hereunder is conditioned upon:

     a. the receipt and acceptance by Issuer of this Agreement for all of the Warrants and Shares as evidenced by execution of this Agreement by the President, any Vice President or any Director of Issuer. The acceptance of funds by Issuer shall be deemed to be constructive acceptance of this Agreement. Subscriber understands that this Agreement is irrevocable; and

     b. delivery to the Escrow Agent by Subscriber of good funds, as payment in full for the purchase of the Shares subscribed for, all fees and commissions.

10.    Conditions  to  Subscriber's  Obligation  to  Purchase.   Issuer
understands  that  Subscriber's  obligation  to  purchase  the   Shares
subscribed for hereunder is conditioned upon:

     a.   execution and delivery of this Agreement;

     b.   exercise of the Warrants by Subscriber; and

     c. delivery of Shares with restrictive legend stapled on the share certificates.

11. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES.

12. Entire Agreement. This Agreement, along with the Escrow Agreement among the Escrow Agent, the Company and the Subscriber, constitutes the entire agreement among the parties hereof with respect to the subject matter hereof and supersedes any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith. This Agreement may be amended only by a writing executed by all parties hereto.

13.  Full Name and Address of Subscriber for Registration Purposes:

NAME:     _________________________________________
ADDRESS:  _________________________________________
          _________________________________________
          _________________________________________
Tel. No.  _________________________________________
Fax No.   _________________________________________
Contact
Name:          _________________________________________

14.  Delivery Instructions (if different from Registration Name):

NAME:     ________________________________________
ADDRESS:  ________________________________________
          ________________________________________
Tel. No.  _________________________________________
Fax No.   _________________________________________
Contact
Name:          _________________________________________
Special
Instructions:  _________________________________________

15. Issuer's Acceptance based upon Subscriber Representations. Issuer is accepting this subscription based upon and in reliance upon the representations and warranties of Subscriber contained, herein including, without limitation, those contained in sections 2 a(v),
(vi), (xi) and (xii) and this Agreement would not be accepted by Issuer in the absence of such representations and warranties.

     IN WITNESS WHEREOF, the undersigned has executed this Offshore Securities Subscription Agreement as of the 9th day of September, 1996.

Amount Subscribed for:
$______________
                    _________________________________
                    (Signature of Subscriber)
                    _________________________________
                    (Name Typed or Printed)
                    _________________________________
                    (Title)

Type of Ownership:
(Check one)
Natural Persons
_____     Individual
_____     Joint tenants with
     rights of survivorship
_____     Tenants in common
_____     Tenants by the entirety

Entities
_____     Corporation
_____     Partnership
_____     Trust
_____     Estate
_____     Other (specify) ____________________

                              Accepted   as   of  the   ____   day   of
____________, 1996



                              By:______________________________________
____
                                   Patrick A. Custer, President
                              CURTIS MATHES HOLDING CORPORATION

                             APPENDIX "A"

                   SUBSCRIBER REPRESENTATION LETTER
Dear Sirs:

     The  undersigned _____________________________, has  purchased  on
______________, 1996, _____________________ shares of Common  Stock  of
CURTIS MATHES HOLDING CORPORATION (the "Company") at a per share subscription price of $1.25 per share, ("Common Stock") (the Common Stock referred to herein as the "Shares"). In connection with such purchase, the undersigned, has heretofore executed and delivered a subscription agreement ("Subscription Agreement") of your design. As the forty (40) day transaction restriction period has expired, the undersigned hereby requests that the Shares be transferred into "Street Name" of __________________________________.

The undersigned represents and warrants as follows:

(1) The offer to purchase the Shares was made to it outside of the United States and the undersigned was, at the time the Subscription Agreement was executed and delivered, and is now, outside the United States;

(2) It is not a U.S. Person (as such term is defined in Section 902(a) of Regulation S ("Regulation S") promulgated under the United States Securities Act of 1933 (the "Securities Act"), and it has purchased the Shares for its own account and not for the account or benefit of any U.S. person;

(3) All offers and sales by the undersigned of the Shares shall be made pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to the registration requirements of, the Securities Act.

(4) It is familiar with and understands the terms, conditions and requirements contained in Regulation S and definitions of U.S. persons contained in Regulation S;

(5) The undersigned has not engaged in any "directed selling efforts" (as such term is defined in Regulation S) with respect to the Shares; and

(6) The undersigned purchased its Shares with investment intent and presently has no interest to sell, dispose of or otherwise transfer the Shares. The purpose for this request is to facilitate the management of the undersigned's investment accounts.

(7) The representations and warranties of the undersigned contained in the Subscription Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof.

Dated this _______ day of the month of _____________, 1996.

__________________________
Official Signature of Subscriber
__________________________
Title
__________________________
Country of Execution

                          APPENDIX "B"

"The Securities covered hereby have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be offered or sold within the United States or to or for the account or the benefit of U.S. persons (i) as part of a distribution at any time or
(ii) otherwise until October 21, 1996 except, in either case, in accordance with Regulation S under the Act. Terms used above have the meaning given to them by Regulation S."